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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                HOTJOBS.COM, LTD.

                                       AND

                               LOWELL W. ROBINSON



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                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 8th day of May, 2000 by and between HOTJOBS.COM, LTD. a Delaware corporation having its principal place of business at 24 West 40th Street, New York, NY 10018 (the "Corporation") and LOWELL W. ROBINSON, c/o HotJobs.com, Ltd. 406 W. 31st Street, 9th Floor, New York, NY 10001 (the "Executive").

                                WITNESSETH THAT:

WHEREAS, the Corporation desires to employ the Executive on the terms and conditions set forth in this Agreement; and WHEREAS, the Executive desires to be employed by the Corporation on the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      ARTICLE I. EMPLOYMENT TERM AND DUTIES

SECTION 1.1. EMPLOYMENT. The Corporation hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment, upon the terms and conditions herein contained.

SECTION 1.2. TERM. The term of employment under this Agreement (the "Employment Term") shall commence on May 8, 2000 (the "Effective Date"), and shall continue until May 8, 2003. Thereafter, this Agreement shall automatically renew for additional one-year terms with a minimum increase of 10% per year unless the Corporation gives the Executive written notice stating that it does not desire to renew at least six months before the end of the term.

SECTION 1.3. DUTIES. During the Employment Term, the Executive shall serve as Senior Executive Vice President, Finance and Administration and Chief Financial Officer of the Corporation, or in such other senior executive position as shall be agreed upon between the Executive and the Corporation, with responsibilities for all Finance, Administrative Services and Human Resources. The Executive shall perform such duties as are reasonable and customary for an individual holding such offices in a corporation similar to the Corporation and such other duties as are set forth in the Bylaws of the Corporation


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or as may be agreed to from time to time by the Executive including, without limitation, (a) being responsible for developing, subject to approval by the Board and the CEO, overall financial strategy and planning; (b) developing the basic financial objectives, policies, and operating procedures of the business and submitting them to the CEO for approval; (c) implementing the financial plans and policies adopted by the Board or the CEO through Executive's personal efforts and through his delegation of the performance of duties to subordinate employees of the Corporation and to other persons or companies; (d) interpreting organizational policies and supervising the administration thereof by subordinates and reviewing and approving proposed internal policies of subordinate units; (e) supervising and directing the Corporation's financial reporting and accounting functions; (f) preparing and presenting operating and capital expenditure budgets for review and approval by the Board; (g) responsibility for oversight and reporting of the Corporation's operating statistics ; (h) participation in non-deal and deal-related roadshow presentations, quarterly financial results conference calls and other analyst and investor meetings and conferences; and (g) effectively managing and facilitating any capital raising activities and/or other financing transactions. The Executive shall devote his full and exclusive professional time and attention to performing his obligations hereunder. The Executive shall report directly to the CEO of the Corporation.

                            ARTICLE II. COMPENSATION

SECTION 2.1. BASIC COMPENSATION. During the Employment Term, the Corporation shall pay to the Executive an annual base salary (which shall accrue proportionately from day to day and shall be payable in accordance with the Corporation's usual payroll practices with respect to officers of the Corporation) of $250,000 (the "Basic Compensation").

SECTION 2.2. ANNUAL BONUS. In addition to Basic Compensation, the Executive may also receive other bonus or incentive compensation and salary increases as shall be determined by the Board of Directors of the Corporation (the "Board") in accordance with applicable Corporation policies in effect at such time. For the year 2000, he shall receive a minimum guaranteed bonus of $125,000, payable on the same date that annual bonuses related to the fiscal year ended December 31, 2000 are paid to other senior executives of the Corporation, but in no event later than March 31, 2001.

SECTION 2.3. BENEFITS. During the Employment Term, Executive shall be entitled to participate in all benefit plans, if any, provided to other similarly situated senior executives of the Corporation. The Corporation shall be entitled to obtain key-man life insurance on the life of Executive with the benefits thereof payable solely to the Corporation or its assigns, as the Corporation shall determine, and Executive shall promptly submit to examinations by medical personnel reasonably acceptable to Executive as the Corporation may request to assist it in obtaining the key-man life

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insurance and shall otherwise reasonably cooperate should the Corporation decide to obtain such insurance.

SECTION 2.4. VACATION. During the Employment Term, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation as in effect generally with respect to other similarly situated senior executives of the Corporation.

SECTION 2.5. STOCK OPTIONS. During the Employment Term, the Executive shall be entitled to receive option grants when other senior level executives receive grants. In January 2001, he shall receive an option grant equal to the grant given to the CEO of the Corporation.

      (a) GRANT. The Corporation hereby grants to the Executive a stock option (the "Employment Option") to purchase 330,000 shares of the Corporation's common stock (the "Option Shares") at an exercise price of $8.125 per share, which is the closing price of the Corporation's common stock on the Effective Date. This Employment Option is granted subject to the terms and conditions set forth below and in the Corporation's 1999 Stock Option/Stock Issuance Plan (the "Stock Option Plan"). The Notice of Grant of Stock Option, the Stock Option Agreement and Addendum 1 are attached hereto.

      (b) VESTING TERM. The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon the Executive's completion of one (1) year of service measured from the Effective Date; and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon the Executive's completion of each additional month of service over the thirty-six (36) month period measured from the first anniversary of the Effective Date.

      (c) REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF THE EXECUTIVE UPON EXERCISE OF THE EMPLOYMENT OPTION. The Executive agrees that in the event that the Corporation and the Corporation's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of Option Shares may be conditioned upon the Executive's making certain representations, warranties, covenants and acknowledgments relating to compliance with applicable securities laws.

      (d)   EXPIRATION UPON A TERMINATION.

            (i) If the Executive's employment with the Corporation is terminated by the Corporation for "Cause" during the Employment Term, the term of the Employment Option shall be deemed to have automatically expired immediately upon such termination of the Executive for "Cause" as defined in Section 3.1(c).

            (ii) If the Executive's employment with the Corporation is terminated upon the Executive's death or Permanent Disability (as defined in the Stock Option Plan), the Executive's estate shall be entitled to exercise the Employment

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      Option granted hereunder, to the extent the right to so exercise had accrued at the date of termination and had not been previously exercised, for a period of one year after such termination date.

            (iii) If the Executive's employment with the Corporation is terminated without Cause, upon a Change in Control (as defined in the Option Plan) or for Good Reason, all unexercisable Option Shares shall become exercisable and all Option Shares shall remain exercisable for the remainder of the option term.

      (e) NON-TRANSFERABILITY. The Employment Option shall not be transferable by the Executive otherwise than by will or the applicable laws of descent and distribution and shall be exercisable during the Executive's lifetime only by the Executive.

      (f) TAX OBLIGATIONS. The Executive acknowledges that the transfer of any Option Shares in accordance with this Agreement may have federal, state or local tax implications for the Executive and the Executive understands that the Corporation is not undertaking to bear any obligation of the Executive so created. The Executive acknowledges and agrees that any and all such tax obligations shall be the sole responsibility of the Executive and the Corporation makes no warranties regarding the income tax consequences or any other aspect of the Employment Option.

      (g) STOCK CERTIFICATES' RESTRICTIVE LEGENDS. Stock certificates evidencing Option Shares may bear such restrictive legends as the Corporation and Corporation's counsel deem necessary or advisable.

      (h) NO TAX OR OTHER ADVICE. The Executive acknowledges that he has not relied on, and none of the Corporation or any of its representatives has given, any representations or warranties, or any advice, with respect to the income tax or other consequences of the transactions contemplated by this Agreement. The Executive represents that he has sufficient knowledge, and or has consulted his own advisors, with respect to such consequences.

SECTION 2.6. EXPENSES. The Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, including the legal expenses incurred in connection with the documentation of his employment arrangements with the Corporation in an amount not to exceed $5,000.

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                     ARTICLE III. TERMINATION OF EMPLOYMENT

SECTION 3.1.      EVENTS OF TERMINATION.

      (a) DEATH OR PERMANENT DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death or Permanent Disability.

      (b) WITHOUT CAUSE. Notwithstanding any other provision hereunder, the Corporation shall have the right to terminate the Executive's employment hereunder without "Cause" (as defined in Section 3.1(c)) at any time during the Employment Term for any reason in the sole discretion of the Corporation upon not less than ninety (90) days' written notice to the Executive.

      (c) CAUSE. The Corporation may terminate the Executive's employment during the Employment Term for Cause. For purposes of this Agreement, "Cause" shall mean: (i) gross negligence or willful misconduct of the Executive in the performance of any of his duties under this Agreement, (ii) the failure by the Executive to perform any of his duties hereunder; (iii) any embezzlement or misappropriation of funds or property or intellectual property of the Corporation; or (iv) any conviction or plea of guilty or NOLO CONTENDERE in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (v) any material breach by the Executive of the terms of this Agreement, which is not cured within thirty (30) days of notice of the breach given by the Corporation.

      (d) GOOD REASON. The Executive may terminate his employment during the Employment Term for Good Reason upon thirty (30) days' written notice to the Corporation as long as such notice is given within ninety (90) days of the date the Executive becomes aware of the occurrence of any of the events specified below. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

            (i) A material change in the Executive's titles or duties described in Section 1.3, or any removal of the Executive from any of such positions.

            (ii) A failure by the Corporation to pay the Executive's Basic Compensation, not caused by the Executive, which failure to pay is not cured within thirty (30) days after written notice from the Executive.

            (iii) The filing of a voluntary or involuntary petition of bankruptcy by or against the Corporation or the insolvency of the Corporation.

            (iv) The Executive is forced to work outside of the New York metropolitan area on a permanent basis.

            (v) The Corporation breaches any material term hereof, after an opportunity to cure.

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      (e) UPON A CHANGE IN CONTROL. The Executive may terminate his employment during the Employment Term upon a Change in Control upon thirty (30) days' written notice to the Corporation as long as such notice is given within ninety
(90) days of the date the Executive becomes aware of the occurrence of the Change in Control.

      (f) WITHOUT GOOD REASON. The Executive may terminate his employment during the Employment Term without Good Reason upon thirty (30) days written notice to the Corporation.

SECTION 3.2.      TERMINATION PROCEDURES AND CERTAIN DEFINITIONS.

      (a) NOTICE OF TERMINATION. Any termination by the Corporation for Cause or without Cause or by the Executive for Good Reason, upon a Change in Control or without Good Reason, shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Corporation, respectively, hereunder or preclude the Executive or the Corporation, respectively, from asserting the fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder. The Executive's continued employment with the Corporation after a Notice of Termination is provided shall not constitute consent to, or a waiver of any rights with respect to, any circumstance constituting Good Reason or Cause hereunder.

      (b) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporation for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporation other than for Cause or death, the Date of Termination shall be the date not less than ninety (90) days after the date on which the Corporation notifies the Executive of such termination, (iii) if the Executive terminates his employment for Good Reason or upon a Change in Control, the Date of Termination shall be the date not less than thirty (30) days after the date on which the Executive notifies the Corporation of such termination, and (iv) if the Executive's employment is terminated by reason of death or Permanent Disability, the Date of Termination shall be the date of death or Permanent Disability of the Executive.

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SECTION 3.3.      OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

      (a) TERMINATION UPON DEATH OR PERMANENT DISABILITY. If the Executive's Employment is terminated upon his death or due to Permanent Disability:

            (i) IN GENERAL. The Corporation shall immediately pay the Executive or his estate in cash the amount of Basic Compensation previously earned but not yet paid.

            (ii) SEVERANCE. The Corporation shall pay the Executive or his estate his Basic Compensation for the remainder of the Employment Term (the "Severance Period") or one year of Basic Compensation, whichever is greater, payable in accordance with the Corporation's usual payroll practices.

      (b) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Executive's employment is terminated without Cause or for Good Reason:

            (i) IN GENERAL. The Corporation shall immediately pay the Executive in cash the amount of Basic Compensation previously earned but not yet paid.

            (ii) SEVERANCE. The Corporation shall pay the Executive one year of Basic Compensation payable in a lump sum within thirty (30) days following said termination.

            (iii) STOCK OPTIONS. Upon the Date of Termination, when the Executive is terminated without Cause or for Good Reason the Employment Option shall become immediately exercisable as to all shares of stock which are subject thereto and shall remain exercisable for the remainder of the term thereof.

      (c) TERMINATION FOR CAUSE OR TERMINATION WITHOUT GOOD REASON. In case of a Termination by the Corporation for Cause or Termination by the Executive without Good Reason, the Executive shall be entitled to his Basic Compensation accrued to the Date of Termination and, in the case of Termination by the Executive without Good Reason, any other benefits or awards vested prior to such date. Except as otherwise provided in this Agreement or under any employee benefit plan maintained by the Corporation, the Corporation shall have no further obligations to the Executive.

      (d) TERMINATION IN CONSEQUENCE OF A CHANGE IN CONTROL. If the Executive's employment is terminated in consequence of a Change in Control:

            (i) IN GENERAL. The Corporation shall immediately pay the Executive in cash the amount of Basic Compensation previously earned but not yet paid.

            (ii) SEVERANCE. The Corporation shall pay the Executive two years of Basic Compensation payable in a lump sum within thirty (30) days following said termination.

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            (iii) STOCK OPTIONS. All outstanding options shall become
      immediately exercisable as to all shares of stock which are subject thereto and shall remain exercisable for the remainder of the term thereof.

           (e)   GROSS UP PAYMENTS.

            (i) If, on account of a Change in Control , a "Payment" (as defined below) paid by the Corporation to the Executive pursuant to this Agreement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Corporation shall pay to the Executive an additional amount (the "Gross Up Payment") such that the amount paid or transferred to the Executive after deduction of any Excise Tax on the Severance Payment, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payment, shall be equal to the Severance Payment. For purposes of this Section 3.3(e) only, a "Payment" shall mean any payment or other benefit paid or provided by the Corporation to the Executive whether pursuant to this Agreement or otherwise.

            (ii) For purposes of determining whether any portion of a Payment will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Payment and payments provided for in Section 3.3(e)(i) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
      Section 280(G)(b)(1) of the Code shall be treated as subject to the Excise Tax, unless and to the extent that tax counsel selected by the Corporation's independent auditors and acceptable to the Executive is of the opinion that the Payment (in whole or in part) does not constitute a "parachute payment" or such "excess parachute payment" (in whole or in part) represents reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the allocable base amount within the meaning of Section 280G(b)(3) of the Code, or the Payment is otherwise not subject to the Excise Tax, (B) the amount of the Payment that is treated as subject to the Excise Tax shall be equal to the lesser of (X) the total amount of the Payment and (Y) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (A) above), (C) any Gross Up Payment pursuant to Section 3.3(e)(i) shall be treated as subject to the Excise Tax in its entirety and (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            (iii) If in circumstances described in Section 3.3(e)(i), by reason of the filing by the Executive of an amended tax return, an audit by the Internal Revenue Service or other taxing authority, or a final determination by a court of competent jurisdiction, it is determined that "excess parachute payments" exceeding those previously reported in his tax returns were received by the Executive and as a result an additional Excise Tax (the "Additional Excise Tax") shall become due, the Corporation shall pay the Executive an additional amount (the "Subsequent

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      Gross Up Payment") such that the amount paid or transferred to the
      Executive, after deduction of (A) any Additional Excise Tax and (B) on an after tax basis, any interest, additions and penalties with respect to the Additional Excise Tax and (C) any federal, state and local income tax, employment tax and Excise Tax upon the Subsequent Gross Up Payment and (D) the payments provided for in Section 3.3(e)(i), shall be equal to the Payment.

            (iv) Any Gross Up Payment required hereunder shall be made at least ten (10) days prior to the due date (without regard to extensions) of the Executive's federal income tax return for the year with respect to which the "excess parachute payment" is deemed made under the Code. Any Subsequent Gross Up Payment required hereunder shall be made to the Executive within thirty (30) days after the amount thereof is determined. Notwithstanding the two immediately preceding sentences, the Executive shall pay any federal, state and local tax or taxes and employment taxes required to be withheld from the Executive's wages (within the meaning of Section 3121 and 3402 of the Code) with respect to the "excess parachute payment" and any such tax or taxes paid by the Corporation to the Internal Revenue Service or state or local taxing authority shall constitute payment to the Executive.

            (v) If the Excise Tax is finally determined (whether by the filing of an amended tax return by the Executive, by audit of the Internal Revenue Service or other taxing authority, or by a final determination of a court of competent jurisdiction) to be less than the amount paid to or on behalf of the Executive under the provisions of Sections 3.3(e)(i)-(iv) and the overpayment is refunded to the Executive, the Executive shall repay to the Corporation, promptly following the receipt of the refund, the portion of the Gross Up Payment (and/or Subsequent Gross Up Payment) attributable to such reduction of the Excise Tax (plus the portion attributable to federal, state and local income tax and employment taxes imposed on the portion being repaid by the Executive but only to the extent that the repayment may result in a tax benefit to the Officer under
      Section 1341 of the Code and similar provisions of applicable state and local law).

            (vi) The provisions of this Section 3.3(e) shall inure to the benefit of the Executive during the Employment Term regardless of whether or not his employment is terminated, and if the Executive's employment is terminated, the rights and obligations of the Executive and the Corporation under this Section 3.3(e) shall survive the termination of this Agreement.

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                               ARTICLE IV. PURPOSE

SECTION 4.1. PURPOSE. The Corporation recognizes that the Executive is a key executive of the Corporation and is expected to be a factor in the growth and success of the Corporation. The Corporation also recognizes that the continued success of the Corporation depends, to a significant degree, upon the effective performance of the Executive's duties as set forth in this Agreement. Therefore, one of the primary purposes of this Agreement is to provide for the long-term financial security of the Executive and his family so that he will be better able to direct his undivided attention to the successful performance of his duties on behalf of the Corporation.

SECTION 4.2. NON-COMPETE AND CONFIDENTIALITY. Except as to such actions within the ordinary course of the Executive's employment by the Corporation which the Executive in good faith believes to be in the best interests of the Corporation, the Executive shall not at any time during the Employment Term or two years thereafter, without the prior written consent of the Corporation: (i) request or advise any supplier, or other person, firm, partnership, association, corporation or business organization, entity or enterprise having business dealings with the Corporation or any subsidiary or affiliate of the Corporation to withdraw, curtail or cancel such business dealings; (ii) disclose to any third party including, but not limited to, any competitor or potential competitor of the Corporation or any subsidiary or affiliate of the Corporation any trade secret, know-how or knowledge relating to costs, products, equipment, merchandising and marketing methods, business plans, or research results used by, or useful to, the Corporation or any subsidiary or affiliate of the Corporation or other confidential information of the Corporation (the "Confidential Information"); (iii) induce or attempt to influence any executive of the Corporation or any subsidiary or affiliate of the Corporation to terminate, or in any way violate the terms of, his or her employment; (iv) directly or indirectly solicit an employee of the Corporation to leave the employ of the Corporation; or (v) engage directly or engage indirectly in any business in competition with the business of the Corporation or its subsidiaries, provided, however, that the ownership by the Executive of not more than 5% of the equity securities of any company or similar business venture shall not be deemed a violation of this Section 4.2(v). For purposes of this
Section 4.2, Confidential Information shall not include: (a) information that is in the public domain; provided that the Executive was not responsible for the disclosure to the public; (b) information that was already known to the Executive prior to his employment by the Corporation; and (c) information required to be disclosed in connection with any judicial or administrative proceeding or inquiry; provided that the Executive shall notify the Corporation as promptly as practicable of such proceeding or inquiry and cooperate with the Corporation in taking legally available steps to resist or narrow the required disclosure.

SECTION 4.3. RESOLUTION OF DISPUTES. Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, at the election of the Executive by binding arbitration, to be held in New York, New

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York, in accordance with the rules and procedures of the American Arbitration
Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation.

       SECTION 4.4 The Corporation agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Corporation provides such coverage for its other executive officers.

                            ARTICLE V. MISCELLANEOUS

      SECTION 5.1. ENFORCEABILITY. If the scope of any provision of this Agreement is too broad to permit enforcement of such provision to its fullest extent, then such provision shall be enforced to the maximum extent permitted by applicable law, and, if necessary, the scope of any such provision may be judicially modified (to the extent necessary in any proceeding brought to enforce such provision) and thereafter fully enforced.

      SECTION 5.2. WORKS FOR HIRE. The Executive agrees that all improvements in the Corporation's method of conducting its business as well as all inventions and ideas conceived of or developed by the Executive related directly or indirectly to the Corporation's business during the Employment Term, the negotiation thereof or the period of six (6) months after the expiration or termination of this Agreement, regardless of the time and place made, and all proprietary rights therein, shall belong exclusively to the Corporation as works-for-hire, having been specially commissioned by the Corporation, and the Executive will promptly disclose such work product to the Chairman of the Board of the Corporation. To the extent necessary to supplement the foregoing, the Executive hereby transfers and assigns to the Corporation the proprietary rights in perpetuity in all such work product and all rights therein of any kind in all media now or hereafter known. In addition to the rights granted to the Corporation in this Section 5.2, the Executive agrees that all patents or domain names related directly or indirectly to the Corporation's business obtained by or issued in the name of the Executive during the Employment Term are property of the Corporation. The Executive further agrees to assign any such patents or domain names to the Corporation without payment of any additional compensation other than the compensation specified in Article II above.

      SECTION 5.3. REMEDIES. The parties acknowledge that the remedy at law for any breach of any party's obligations hereunder would be inadequate and consent to the granting of temporary and permanent injunctive relief in any proceeding brought to enforce any of such provisions without the necessity of proof of actual damages; provided, however, that the foregoing shall not be construed to limit any other right or remedy available to the Corporation or the Executive at law or in equity, and all such

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rights and remedies shall be cumulative to the extent permitted by applicable law, and the exercise of any one or more of such rights or remedies shall be without prejudice to the exercise of any other such right or remedy.

      SECTION 5.4.      ASSIGNMENT BY THE EXECUTIVE; SUCCESSORS.

      (a) This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

      (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators, provided, however, that the obligations of the Executive hereunder shall not be delegated.

      (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean Corporation as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 5.5. WAIVER. Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance with any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

SECTION 5.6. SURVIVAL. Notwithstanding the expiration or termination of this Agreement, Sections 3.3, 4.2 and 5.2 shall survive.

SECTION 5.7. NOTICE. Except as otherwise provided in Section 3.2(a) hereof, any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by registered or certified mail to the addresses set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery or by registered or certified mail to the other; provided, the failure by the Executive to observe the notice provisions hereof shall not in any way limit, reduce or effect the Executive's rights and benefits hereunder.

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

SECTION 5.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any otherwise applicable choice of law rules.

SECTION 5.9. TAXES. The Corporation may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

SECTION 5.10. ENTIRE AGREEMENT. The parties hereto agree that this Agreement (together with, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or sponsored by the Corporation) contains the entire understanding and agreement between them and supersedes all previous agreements and arrangements, if any, relating to the employment of the Executive. This Agreement shall not be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Corporation.

SECTION 5.11. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, and all of which, taken together shall be deemed to be one instrument.

IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement as of the day and the year first above written.


HOTJOBS.COM, LTD.                         EXECUTIVE

BY:  /s/ Richard S. Johnson               /s/ Lowell W. Robinson
     ---------------------------          -----------------------
      Name:  Richard S. Johnson           Lowell W. Robinson
      Title:  President and CEO


Date: 5/8/00                              Date: 5/8/00
     ---------------------------               -------------------

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